UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

2701 E. Grauwyler Rd.
Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.0001 per share	XELA	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Exela Technologies, Inc. (the “Company”) was held on May 31, 2019. At the Annual Meeting, Exela Technologies’ shareholders voted on the following three proposals and cast their votes as described below.

1.               The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the annual meeting of shareholders in 2022 and until their successors are duly elected and qualified:

	For	Withhold	Broker Non- Vote
Joshua M. Black	131,594,520	11,061,198	5,886,266
James G. Reynolds	131,492,972	11,162,746	5,886,266
John H. Rexford	129,628,030	13,027,688	5,886,266

2.               A management proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 was approved.

For	Against	Abstained	Broker Non- Vote
148,539,011	773	2,200	0

3.               An advisory resolution to approve executive compensation was approved.

For	Against	Abstained	Broker Non- Vote
142,578,319	77,199	200	5,886,266

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2019

Exela Technologies, Inc.

By:	/s/ Erik L. Mengwall
Erik Mengwall
Secretary